UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 19, 2015

EAGLE BANCORP MONTANA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-34682	27-1449820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Prospect Avenue, Helena, Montana	59601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(406) 442-3080
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 19, 2015, Eagle Bancorp Montana, Inc. (the “Company”) completed the issuance of $10 million in aggregate principal amount of 6.75% Subordinated Notes Due 2025 (the “Notes”) in a private placement transaction to an institutional accredited investor (the “Private Placement”).  The Notes were issued by the Company pursuant to a Subordinated Note Purchase Agreement, dated June 19, 2015 (the “Note Purchase Agreement”), between the Company and the purchaser identified therein.

The net cash proceeds of the offering will be approximately $9.8 million and will be used for general corporate purposes, including, but not limited to, contribution of capital to Opportunity Bank of Montana (the “Bank”), which is a wholly-owned subsidiary of the Company, and to support both organic growth as well as opportunistic acquisitions, should appropriate opportunities arise.  The Notes are expected to qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations.

The Notes will bear interest at an annual fixed rate of 6.75% and interest will be paid quarterly on March 31, June 30, September 30 and December 31 during year the Notes remain outstanding through the maturity date or earlier redemption date.  As more completely described in the form of Note, the indebtedness evidenced by the Notes, including principal and interest, is unsecured and subordinate and junior in right of the Company’s payment to general and secured creditors and depositors of the Bank, and pari passu with the outstanding subordinates notes of the Company.  The Notes also contain provisions with respect to redemption features and other matters pertaining to the Notes.

The form of Note and the form of Note Purchase Agreement are filed with this Current Report on Form 8-K as Exhibits 4.1 and 10.1 respectively.  The above summaries of the Notes and the Note Purchase Agreement do not purport to be a complete description of such documents and are qualified in their entirety by reference to the documents attached hereto.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS.

On June 19, 2015, the Company issued a press release announcing the completion of the Private Placement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in Exhibit 99.1 shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

4.1	Form of 6.75% Subordinated Note due 2025.

10.1	Form of Subordinated Note Purchase Agreement.

99.1	Press Release, dated June 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Bancorp Montana, Inc.
Date:	June 19, 2015	By:	/s/ Laura Clark
Laura F. Clark
Senior Vice President & CFO

EXHIBIT INDEX

Exhibit
Number

4.1	Form of 6.75% Subordinated Note due 2025.

10.1	Form of Subordinated Note Purchase Agreement.

99.1	Press Release, dated June 19, 2015.